UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008

Resource Capital Corp.
(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

712 Fifth Avenue, 10th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 212-974-1708
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                Entry into a Material Definitive Agreement.

On September 25, 2008, RCC Real Estate SPE 3, LLC, an indirect wholly-owned subsidiary of Resource Capital Corp. (the “Company”), entered into an amendment (the “Repurchase Agreement Amendment”) to the Master Repurchase Agreement dated as of April 12, 2007 (the “Agreement”) with Natixis Real Estate Capital, Inc. (“Natixis”). The Repurchase Agreement Amendment reduces (i) the amount of the facility from $150.0 million to $100.0 million and (ii) the weighted average Undrawn Balance (as defined in the Agreement) threshold exempting payment of the non-usage fee from $75.0 million to $56.25 million. A modification fee of 0.25% of the amended facility amount of $100,000,000 was charged by Natixis in connection with the Repurchase Agreement Amendment.

On September 25, 2008, the Company entered into a second amendment to its Guaranty, dated April 12, 2007, with Natixis, pursuant to which the Company’s minimum net worth covenant was reduced to $200.0 million from $250.0 million.

ITEM 9.01                                Financial Statement and Exhibits.

(d)	Exhibits
	10.1	First Amendment to Master Purchase Agreement, dated September 25, 2008, between RCC Real Estate SPE 3, and Natixis Real Estate Capital, Inc.
	10.2	Second Amendment to Guaranty made by Resource Capital Corp. as guarantor, in favor of Natixis Real Estate Capital, Inc., dated September 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 29, 2008	/s/ David J. Bryant David J. Bryant Chief Financial Officer